Exhibit 99.2

BLISS WORLD LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - Unaudited

As of September 30, 2009

and for the nine month periods ended

September 30, 2009 and September 30, 2008

BLISS WORLD LLC AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

($ in thousands)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash	$2,795	$2,967
Accounts receivable, net	5,265	5,391
Inventories, net	11,338	17,161
Prepaid and other current assets	3,531	2,383

Total current assets	22,929	27,902

Property and equipment, net	31,727	30,500
Goodwill	20,476	20,476
Intangible assets, net	8,469	8,649
Other assets	--	60

	$83,601	$87,587

LIABILITIES
Current liabilities:
Accounts payable	$3,479	$3,861
Accrued expenses	2,122	3,426
Gift card liability	8,888	11,169
Income tax payable	--	640
Due to related parties, net	42,492	39,835

Total current liabilities	56,981	58,931

Long-term deferred rent	1,326	2,018

Commitments and contingencies

MEMBER'S CAPITAL
Member's capital	26,969	26,969
Accumulated deficit	(3,243)	(139)
Accumulated other comprehensive income (loss)	1,568	(192)

Total member's capital	25,294	26,638

	$83,601	$87,587

BLISS WORLD LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Income - Unaudited

($ in thousands)

	Nine Months Ended
	September 30,
	2009	2008
Revenues:
Services	$25,789	$32,344
Products	35,172	50,182

Total revenues	60,961	82,526

Cost of revenues:
Cost services	23,476	28,438
Cost of products	21,323	28,878

Total cost of revenues	44,799	57,316

Gross profit	16,162	25,210

Operating expenses:
Administrative	7,804	10,591
Salaries and payroll taxes	9,544	13,095

Total operating expenses	17,348	23,686

(Loss) income from operations	(1,186)	1,524

Other income (expense):
Interest income	4	60
Interest expense	(1,685)	(1,606)

Total other expense	(1,681)	(1,546)

Loss before provision for income tax expense	(2,867)	(22)

Provision for income tax expense	237	418

Net loss	$(3,104)	$(440)

BLISS WORLD LLC AND SUBSIDIARIES

Condensed Consolidated Statement of Member's Capital - Unaudited

($ in thousands)

	Members Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
Balance - December 31, 2008	$26,969	$(192)	$(139)	$26,638

Net loss	--	--	(3,104)	(3,104)
Foreign currency translation adjustments	--	1,760	--	1,760

Comprehensive loss	--	--	--	(1,344)
Balance - September 30, 2009	$26,969	$1,568	$(3,243)	$25,294

BLISS WORLD LLC AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows - Unaudited

($ in thousands)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(3,104)	$(440)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,448	4,498
Interest due to parent	1,685	1,605
Deferred rent	(692)	(564)
Changes in operating assets and liabilities:
Accounts receivable	126	(774)
Inventories	5,823	591
Prepaid and other current assets	(1,088)	(2,663)
Accounts payable, accrued expenses	(1,686)	(2,650)
Gift card liability	(2,281)	(2,338)
Income tax payable	(640)	--

Net cash provided by (used in) operating activities	2,591	(2,735)

Cash flows used for investing activities:
Acquisition of property, plant and equipment	(5,495)	(5,180)

Cash flows provided by financing activities:
Advances from related parties	972	3,173

Effect of exchange rate changes on cash	1,760	3,782

Net decrease in cash	(172)	(960)
Cash - beginning of period	2,967	2,871

Cash - end of period	$2,795	$1,911

BLISS WORLD LLC AND SUBSIDIARIES

Notes of Condensed Consolidated Financial Statements - Unaudited

Note A - Description of the Business

Bliss World LLC and subsidiaries, (the "Company") sells skincare, bath and body products and operates 12 spas throughout the United States and one location in London. The Company markets and distributes products under the brand names Bliss, Remede and Poetic through department stores, boutiques, its monthly catalog, Internet and its spas. The Company operates spas under the brands Bliss and Remede.

In January 2004, Starwood Hotels and Resorts Worldwide Inc. ("Starwood") acquired a 95% interest in the Company and one year later acquired the remaining 5% interest in the Company. The purchase price was allocated to goodwill and the fair value of the assets acquired and liabilities assumed. The accompanying consolidated financial statements reflect Starwood's acquisition of the Company's cost of assets and amounts of liabilities at the date of the business combination.

The Company depends on its parent company, Starwood, to provide ongoing financial and operating support for its operations. As further discussed in Note C, as a wholly owned subsidiary of Starwood, the Company receives operational support in the areas of treasury, payroll, insurance and legal services. This support includes, but is not limited to, inbound and outbound cash management, coverage under the parent's global insurance program and usage of the parent's legal team. The Company receives allocated costs for all these services which are recorded as expenses in the period. The parent also advances funds to finance the Company's global expansion to their hotels and for the benefit of the Company.

On December 31, 2009, the Company was acquired by Steiner Leisure Limited from Starwood Hotels and Resorts Worldwide Inc. ("Starwood").

Note B - Summary of Significant Accounting Policies

          [1] Basis of Presentation of Interim Condensed Consolidated Financial Statements:

The accompanying unaudited condensed consolidated financial statements for each period include the condensed consolidated balance sheets, statements of income and cash flows of Bliss World LLC and subsidiaries. All significant intercompany items and transactions have been eliminated in consolidation. In the opinion of management, the accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to the SEC's rules and regulations. However, management believes that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the unaudited condensed consolidated financial statements reflect all material adjustments (which include normal recurring adjustments) necessary to present fairly our unaudited financial position, results of operations and cash flows. The unaudited results of operations for the three and nine months ended September 30, 2009 and cash flows for the nine months ended September 30, 2009 are not necessarily indicative of the results of operations or cash flows that may be expected for the remainder of 2009. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto for the year ended December 31, 2008. The December 31, 2008 Consolidated Balance Sheet included herein was extracted from the December 31, 2008 audited Consolidated Balance Sheet.

[2] Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that

Note B - Summary of Significant Accounting Policies (continued)

[2] Use of estimates (continued):

affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include allowance for doubtful accounts, inventory reserve, and gift card breakage rate. Actual results could differ from those estimates in amounts that may be material to the financial statements.

[3] Accounts receivables:

Accounts receivables are stated net of the allowance for doubtful accounts and customer deductions (chargeback from wholesale customers) of $0.6 million and $0.6 million as of September 30, 2009 and December 31, 2008, respectively. Management estimates the allowance for doubtful accounts based on historical trends in collections. The allowance for deductions from wholesale customers is based upon authorized deductions as well as an estimate for deductions that have been incurred but not yet requested. Balances are written off when the Company believes it is unlikely that the collection of the receivable will be made. The Company does not require collateral from its customers.

[4] Inventories:

Inventories are valued at the lower of cost or market based upon standard costs. Standard costs include raw material, components, labor, shrinkage and freight costs. Standard costs are reviewed and adjusted with any resulting variance recorded in cost of goods and services in the condensed consolidated statements of income. The Company records valuation adjustments to its inventories if the cost of specific inventory items on hand exceeds the amount it expects to realize from the sale or disposal of the inventory. As of September 30, 2009 and December 31, 2008, the Company had a reserve of $0.9 million and $1.6 million, respectively related to potential inventory writedowns and obsolescence. These estimates are based on management's judgment of historical trends. The current inventory reserve estimate is based on 1% of the cost of all active SKUs and 50% for all items with the risk of obsolescence (expiring in less than 1 year).

[5] Property, plant and equipment:

Property, plant and equipment are stated at cost and are depreciated over the estimated useful lives by the straight-line method. The cost of improvements that extend the life of property and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. Costs for normal repairs and maintenance are expensed as incurred. Depreciation or amortization is provided over the estimated useful economic lives of 3 to 10 years for furniture, fixtures and equipment; 3 to 7 years for information technology software and equipment and the lesser of the lease term or the economic useful life for leasehold improvements. Capitalized interest is recorded based upon the monthly average construction in process balance for spa locations multiplied by the average interest rate in effect during the month.

[6] Goodwill and intangible assets:

The Company has recorded goodwill and various intangible assets related to its acquisition by Starwood in January 2004. The Company does not amortize goodwill and intangible assets with infinite lives. Intangible assets with finite lives are amortized on a straight-line basis over their respective useful lives. The Company reviews all goodwill and intangible assets for impairment by comparisons to fair value at year end or upon the occurrence of a triggering event. The result of that review as of December 31, 2008 resulted in no impairment to the fair value on the consolidated balance sheet.

Note B - Summary of Significant Accounting Policies (continued)

[7] Gift cards:

The Company sells gift cards through its wholly owned subsidiary, Bliss World Card Company. The gift cards do not have expiration dates and there are no administrative fees for unused gift cards. Revenue from gift cards is recognized when redeemed by the customer. In addition, the Company recognizes income on unredeemed gift cards when it can determine that the likelihood of the gift card being redeemed is remote and that there is no legal obligation to remit the unredeemed gift cards to relevant jurisdictions (gift card breakage). The Company uses a third-party actuarial firm to assist it in estimating the gift card breakage rate based on historical redemption patterns and recognizes the income over a two-year period on a pro rata basis consistent with the pattern of redemption. The latest estimate provides that the ultimate percent value of unredeemed gift cards is 15.2% and 16.7% for the activation years 2009 and 2008, respectively. During the nine months ended September 30, 2009 and 2008, the Company sold $4.4 million and $5.6 million in gift cards and recorded $0.8 million and $1.3 million in income relating to gift card breakage, respectively.

[8] Revenue recognition:

Revenue from merchandise sales are recognized upon transfer of ownership, including passage of title and transfer of the risk of loss related to those goods, and when collectability is reasonably assured. Revenue is generally recognized for wholesale customers at the time the product is shipped. Revenue is reported on a net sales basis, which is computed by deducting from gross sales the amount of actual product returns received and discounts with retailers and an amount established for anticipated product returns and destruction at the retailers. The Company's practice is to accept product returns from retailers only if properly requested, authorized and approved.

Revenue is recognized for catalog, Internet and merchandise sales when the product is received by the customers. Management estimates, based on its third-party logistics provider's calculation of average time of delivery, that it takes approximately three days for the merchandise mailed directly to consumers to reach the customer. Transfer of ownership occurs at that time and sales are recognized.

The Company's shipping and handling revenue of $0.9 million and $1.7 million for the nine months ended September 30, 2009 and 2008, respectively are included in product revenue. Shipping and handling costs of $0.9 million and $1.5 million for the nine months ended September 30, 2009 and 2008, respectively, are included in cost of products. The Company recognizes sales within its spa locations upon customer receipt of merchandise or when the services are performed.

[9] Concentration of credit risk:

The Company sells skincare, bath and body products to department stores, specialty retailers and boutiques around the world. During the nine months ended September 30, 2009 and 2008, the Company had $9.1 million and $10.7 million, respectively, of revenue in from one customer. That customer made up 26% and 22% of the Company's total net revenue million for the nine months ended September 30, 2009 and 2008, respectively.

[10] Catalog costs:

Catalog advertising costs, which consist primarily of catalog production and mailing costs, are expensed at the time of mailing.

Note B - Summary of Significant Accounting Policies (continued)

[11] Operating leases:

The Company recognizes rent expense from operating leases with scheduled rent increases or periods of free rent on a straight-line basis over the applicable lease term, commencing upon the facility possession date. Differences between the recognized rental expense and amounts payable under the leases are recorded as deferred lease credits and amortized over the lease term.

[12] Income taxes:

All income taxes associated with the operations of Bliss World LLC and subsidiaries flow through to Starwood. Bliss World LLC is a single-member LLC. The Company provides for income taxes for its subsidiaries, Bliss World Card Company, an Arizona based company, and Bliss World Ltd. (UK), a U.K. based company. The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year, and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period when the new rate is enacted.

[13] Foreign currency translation:

Balance sheet accounts are translated at the exchange rates in effect at each period end and income and expense accounts are translated at the average rates of exchange prevailing during the year. The Company has a foreign subsidiary in the United Kingdom whose functional currency is the British pound sterling. Gains and losses from foreign exchange rate changes related to intercompany receivables and payables that are not of a long-term investment nature are reported currently in costs and expenses. Gains and losses from foreign currency transactions are reported currently in costs and expenses. Gains and losses from foreign exchange rate changes and foreign currency transactions were reflected in the accompanying condensed consolidated financial statements.

[14] Recent accounting pronouncements:

In June 2009, the FASB issued a single source of authoritative nongovernmental U.S. generally accepted accounting principles. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. This new guidance is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded. All other accounting literature not included in the Codification is nonauthoritative.

In December 2007, the FASB issued ASC Topic 805 "Business Combinations".  ASC Topic 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. ASC Topic 805 also provides guidance for recognizing and measuring the goodwill acquired in the business combination, requires that acquisition costs be expensed and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. ASC Topic 805 is effective for the Company beginning July 1, 2009. ASC Topic 805 will have an impact on the Company's accounting for future business combinations, once adopted, but the effect is dependent upon acquisitions that are made in the future.

Note B - Summary of Significant Accounting Policies (continued)

[14] Recent accounting pronouncements: (continued)

In June 2009, the FASB provided guidance in determining whether an enterprise has a controlling financial interest in a variable interest entity. This determination identifies the primary beneficiary of a variable interest entity as the enterprise that has both the power to direct the activities of a variable interest entity that most significantly impacts the entity's economic performance, and the obligation to absorb losses or the right to receive benefits of the entity that could potentially be significant to the variable interest entity. This pronouncement also requires ongoing reassessments of whether an enterprise is the primary beneficiary and eliminates the quantitative approach previously required for determining the primary beneficiary. New provisions of this pronouncement are effective for the Company on July 1, 2010. The Company is currently evaluating the impact of adopting this pronouncement.

In October 2009, the FASB issued authoritative guidance on revenue recognition that will become effective for the Company beginning July 1, 2010, with earlier adoption permitted.  Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance.  Additionally, the FASB issued authoritative guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance.  Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method.  The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition.  The Company is presently assessing the impact, if any, of this new guidance on our financial statements.

Note C - Related Party Transactions

As a wholly owned subsidiary of Starwood, the Company received operational support in the areas of treasury, payroll, insurance and legal services. The Company's results from operations include expense allocations of $0.7 million and $1.1 million for the nine months ended September 30, 2009 and 2008, respectively, related to these services. In addition, the Company's results from operations include legal charges of $0.3 million and $0.6 million for the nine months ended September 30, 2009 and 2008, respectively, related to direct legal charges for services associated with trademark research, filing and support as well as lease negotiation support. The Company was included under Starwood's insurance policies which include participation in its general liability umbrella policy, workers compensation policy and property insurance policy. The Company incurred $0.6 million and $0.8 million for the nine months ended September 30, 2009 and 2008, respectively.

Note C - Related Party Transactions (continued)

Included on the Company's consolidated balance sheets as of September 30, 2009 and December 31, 2008 are net amounts due to Starwood of $42.5 million and $39.8 million, respectively. The breakdown of the net amount due to the parent is shown below (in millions):

	September 30,	December 31,
	2009	2008
General payable	$49.1	$44.6
Internal lease payables	4.1	3.5
Interest due on intercompany funding	8.8	7.0
Spa services charged by hotels	(19.5)	(15.3)

Total	$42.5	$39.8

The general payable to the parent of $48.7 million and $44.6 million as of September 30, 2009 and December 31, 2008, respectively, represents Starwood's long term funding of the Company's global expansion over the last 6 years. Changes in the balance of the payable are a function of cash payments made on the Company's behalf (including payroll, employee benefits, stock compensation and travel reimbursements) net of cash swept from the Company by Starwood under Starwood's cash management program. Additionally, charges related to cost allocations, as noted above, associated with the operational support are recorded through this account.

The Company also has a receivable from Starwood that reduces the amount due to Starwood on its consolidated balance sheet. As of September 30, 2009 and December 31, 2008, the receivables from Starwood were $19.5 million and $15.3 million, respectively. The receivable balances relate to spa appointments that hotel guests charge to their rooms.

The Company has an additional payable account that relates to lease charges from all spas that are located in Starwood owned hotels. As of September 30, 2009 and December 31, 2008, the payables to Starwood that relates to the leases are $4.1 million and $3.5 million, respectively. The charges typically include rent, common area charges, utilities and real estate taxes that relate to the property. Charges for operational expenses for items such as payroll, repair charges or food and beverage charges are paid for by the Company directly to the hotel on a monthly basis. Cash payments to Starwood owned hotels during the nine months ended September 30, 2009 and 2008 were $0.9 million and $1.2 million, respectively.

The Company owes Starwood interest charges of $8.7 million and $7.0 million as of September 30, 2009 and December 31, 2008, respectively. The Company is charged interest on the net payable to Starwood of all the accounts at an average rate of 5.5% and 5.8% during the nine months ended September 30, 2009 and 2008, respectively. The interest expense is recorded monthly and posted to the payable account. Total interest expense recorded was $1.7 million and $1.6 million for the nine months ended September 30, 2009 and 2008, respectively.

The Company provides employees the opportunity to join medical and dental plans. In addition, employees can participate in a defined contribution plan (the "Plan"). These benefits are provided by Starwood. The Plan covers substantially all salaried and nonunion hourly employees. On the first day of the month following 90 days of employment, Company employees become eligible to participate in the Plan and may elect to make tax-deferred contributions. The Company does not begin to match contributions until the participant attains age 21 and is credited with at least 1,000 hours of service during a consecutive 12-month period of employment. Participants may contribute from 1% to 18% of their compensation annually, subject to certain limitations as defined by the Plan. The Company matches participant contributions dollar for dollar for the first 2% of eligible employee compensation and $0.50 for every dollar over 2% up to 4% of eligible employee compensation.

In addition, the Company compensates certain key executives with restricted stocks in Starwood. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R). The Company recognizes compensation expense equal to the fair market value of the stock on the date of issuance for restricted stock over the service period. The service period is typically three years. During the nine months ended September 30, 2009 and 2008, the Company expensed $0.3 million and $0.3 million, respectively, in stock-based.

At September 30, 2009 and December 31, 2008, there were approximately $0.3 million and $0.6 million, respectively, (net of estimated forfeitures) in unamortized compensation cost related to restricted stock.

Note D - Lease Commitments

The Company is committed to noncancelable leases with remaining terms generally from eight to ten years. A substantial portion of the Company's leases consist of commercial leases generally with an initial term of ten years. Spa lease terms generally require additional payments covering taxes, common area costs and certain other expenses. Annual facility rent consists of a fixed minimum amount and/or contingent rent based on a percentage of sales exceeding a stipulated amount. In certain instances the Company's parent guarantees leases with certain 3rd party hotel owners.

Note E - Subsequent Event

On November 2, 2009, Steiner Leisure Limited ("Steiner") entered into an agreement with Starwood Hotels & Resorts Worldwide, Inc. ("Starwood") to purchase Bliss World Holdings, Inc. ("Bliss"), a spa and skincare company with free-standing and hotel spa locations, offering services and products under the "Bliss" and "Remede" Brands. On January 4, 2010, Steiner announced that it has completed the acquisition of all of the issued and outstanding capital stock of Bliss. The purchase price of the acquisition, funded from existing cash and through borrowings under Steiner's new credit facility, was $100 million.